Exhibit 10.5

Execution Version

JAWS MUSTANG ACQUISITION CORPORATION

1601 Washington Avenue, Suite 800,

Miami Beach, FL 33139

February 1, 2021

Mustang Sponsor LLC

1601 Washington Avenue, Suite 800

Miami Beach, FL 33139

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the ”Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Jaws Mustang Acquisition Corporation (the ”Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Mustang Sponsor LLC (the “Sponsor”) shall take steps directly or indirectly to make available to the Company certain office space, secretarial and administrative services as may be required by the Company from time to time, situated at 1601 Washington Avenue, Suite 800, Miami Beach, FL 33139 (or any successor location). In exchange therefore, the Company shall pay Mustang Sponsor LLC a sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Mustang Sponsor LLC hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the consent of the other party.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Very truly yours,

JAWS MUSTANG ACQUISITION CORPORATION

		By:	/s/ Andrew Klaber
		Name:	Andrew Klaber
		Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

MUSTANG SPONSOR LLC

By:	/s/ Andrew Klaber
Name:	Andrew Klaber
Title:	Chief Executive Officer

[Signature Page to Administrative Services Agreement]